Exhibit 99.1

THE SHARPER IMAGE®

350 The Embarcadero

San Francisco, CA 94105	Corporate Headquarters

FOR IMMEDIATE RELEASE

November 8, 2006

SHARPER IMAGE ANNOUNCES EXECUTIVE CHANGES

San Francisco, November 8, 2006 — Sharper Image Corporation (NASDAQ:SHRP) today announced that Tracy Wan, President and Chief Operating Officer, and Jeff Forgan, Executive Vice President and Chief Financial Officer, have resigned their respective positions, effective immediately.

Ms. Wan’s position of President and Chief Operating Officer will be eliminated and her management responsibilities will be assumed by interim Chief Executive Officer Jerry W. Levin. Mr. Levin, a seasoned CEO with significant turnaround experience, was appointed by the Board of Directors as chairman and interim CEO on September 26. At that time, the Board also announced that it has begun a search to find a permanent CEO with strong leadership skills, merchandising experience and a history of business success.

Daniel W. Nelson, 45, who is currently the Company’s Senior Vice President, Controller and Principal Accounting Officer, has been appointed interim Chief Financial Officer. Mr. Nelson previously served as the Company’s interim Controller and prior to that performed consulting services for the Company.

Mr. Forgan will serve as a consultant over the next four months to assist the Finance Department. The Company will conduct a search for a permanent CFO.

“We are actively engaged in developing a plan to restore Sharper Image to growth and profitability, create value for our shareholders and capitalize on our great brand name and strong customer base,” said Mr. Levin. “We thank Tracy and Jeff for their contributions to Sharper Image through the years, and we wish them well in their future endeavors.”

About Sharper Image

The Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life better and more enjoyable. A significant proportion of sales are of proprietary products created by the Company’s product development group, Sharper Image Design. The Company’s principal selling channels include 190 Sharper Image specialty stores throughout the United States; the award-winning Sharper Image monthly catalog; and its primary Website, www.sharperimage.com. The Company also has business-to-business sales teams for marketing its exclusive and proprietary products for corporate incentive and reward programs and wholesale to selected U.S. and international retailers.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company’s current plans, expectations, estimates, and projections about the specialty retail industry and management’s beliefs about the Company’s future performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause the Company’s actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. Some of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K under “Risk Factors.” These risks include, among other factors, the timing and results of the Company’s option grant review, its ability to continue to find or develop and to offer attractive merchandise to customers, the market potential for products in design, changes in business and economic conditions, risks associated with the expansion of its retail store, catalog and Internet operations, and changes in the competitive environment in which it operates. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which the Company files from time to time with the Securities and Exchange Commission, particularly its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Investors:

Sharper Image Corporation

Tersh Barber

415-445-6274

Media:

Robinson Lerer & Montgomery

Michael Gross

646-805-2003